UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 3, 2009

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-33774	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road

 Futian, Shenzhen, China, 100020
 (Address of Principal Executive Offices)

(86) 755-83765666

( Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.

Entry into a Material Definitive Agreement

Closing of Notes Purchase Agreement

As previously reported, on August 18, 2009, China Security & Surveillance Technology, Inc., a Delaware corporation (the "Company") and certain of its subsidiaries entered into a Notes Purchase Agreement (the "Notes Purchase Agreement") with Citadel Equity Fund Ltd. ("Citadel") to restructure the Company’s existing US$60,000,000 1.00% Guaranteed Senior Unsecured Convertible Notes due 2012 (the "CSST I Notes") and the US$50,000,000 1.00% Guaranteed Senior Unsecured Convertible Notes due 2012 (the "CSST II Notes", and together with the CSST I Notes, the "Existing Notes"). On September 2, 2009, the closing of the transactions contemplated by the Notes Purchase Agreement occurred and, in accordance with the terms of the Notes Purchase Agreement, the Company 1) issued to Citadel the Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes in the aggregate principal amount of US$50,000,000 (the "Tranche A Notes") and the Tranche B Zero Coupon Guaranteed Senior Unsecured Notes in the aggregate principal amount of $84,000,000 (the "Tranche B Notes", and together with the Tranche A Notes, the "New Notes"); and 2) paid to Citadel additional consideration, consisting of $5,000,000 in cash and 2,902,758 shares of the Company’s common stock (the "Stock Consideration Shares"). The Existing Notes were delivered for cancellation. A copy of the Notes Purchase Agreement was filed as Exhibit 4.1 to the Company’s current report on Form 8-K previously filed on August 21, 2009.

New Indentures and New Notes

In connection with the closing of the transactions contemplated by the Notes Purchase Agreement, on September 2, 2009, the Company entered into a new indenture for the Tranche A Notes (the "Tranche A Indenture") and a new indenture for the Tranche B Notes (the "Tranche B Indenture", and together with the Tranche A Indenture, the "New Indentures") and issued the New Notes to Citadel.

The Tranche A Notes have a principal amount of $50,000,000, zero coupon interest, and mature on September 2, 2012. The Company will repay the principal amount in six consecutive semi-annual installments, starting March 2, 2010, with 25%, 25% and 50% of the principal amount to be repaid in the first, second and third year, respectively. The conversion price will be $10 per share initially, subject to customary conversion price adjustments, anti-dilution protections and a one-time price reset on March 2, 2011 (the "Reset Date") based on the volume weighted average price of the Company’s shares during the 45 trading days immediately preceding the Reset Date, provided that the conversion price shall be adjusted to no lower than $6.00 per share.

The Tranche B Notes have a principal amount of $84,000,000, zero coupon interest, and mature on September 2, 2012. The Company will repay the principal amount in six consecutive semi-annual installments, starting March 2, 2010, with 46%, 46% and 8% of the principal amount to be repaid in the first, second and third year, respectively. The Tranche B Notes are not convertible. The Company will be entitled to redeem the New Notes at any time with no premium or penalty at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus default interest, if any (the "Redemption Price"). The New Notes are guaranteed by the Company’s significant subsidiaries (as such term is defined under Rule 1-02 of the Regulation S-X) to the extent permitted under the applicable laws (the "Guarantors").

The terms of the New Notes are governed by the New Indentures, which contain customary affirmative and negative covenants that, among other things, limit the ability of the Company and the Guarantors to incur indebtedness, make certain restricted payments, engage in sale and leaseback transactions, effect a consolidation or merger, and create liens on their assets, in each case, subject to exclusions. The New Indentures also contain customary events of default, upon which the Trustee or the holders of the New Notes may declare all outstanding New Notes to be due and payable immediately. If a Change of Control, Asset Sales (as defined in the New Indentures), or certain other designated events including de-listing occur, holders of the New Notes may require the Company to repurchase all or a portion of their New Notes for cash at the Redemption Price.

Second Amended and Restated Investor Rights Agreement

In connection with the closing of the transactions contemplated by the Notes Purchase Agreement, on September 2, 2009, the Company also entered into the Second Amended and Restated Investor Rights Agreement with Citadel. The Second Amended and Restated Investor Rights Agreement removes certain covenants in the existing investor rights agreement that impose restrictions on the Company’s ability to conduct strategic transactions and financing transactions, including, among other things, the limitation on the total number of shares of common stock outstanding, the right of first refusal, and restrictions on the per share price of securities issued or sold by the Company.

Waiver

On September 2, 2009, Citadel granted the Company a waiver ("the waiver") under which the Company is permitted to engage in a certain strategic transaction notwithstanding anything to the contrary in the Notes Purchase Agreement, the New Indentures, the New Notes and the Second Amended and Restated Investor Rights Agreement.

The foregoing description of the New Indentures, the New Notes, the Second Amended and Restated Investor Rights Agreement and the Waiver do not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4 and are incorporated herein by reference in their entirety.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is hereby incorporated in Item 2.03 by reference.

Item 3.02.

Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference in its entirety. None of the New Notes, the Stock Consideration Shares and the common shares issuable upon conversion of the Tranche A Notes have been registered under the Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.         Financial Statements and Exhibits

(d)             Exhibits

Exhibit No.	Description of Exhibit

4.1	Tranche A Indenture by and among the Company, China Safetech Holdings Limited, and The Bank of New York Mellon, dated September 2, 2009.

4.2	Tranche B Indenture by and among the Company, China Safetech Holdings Limited, and The Bank of New York Mellon, dated September 2, 2009.

4.3

The Second Amended and Restated Investor Rights Agreement by and among the Company, China Safetech Holdings Limited, China Security & Surveillance Technology (PRC), Inc., and Citadel, dated September 2, 2009.

4.4	Waiver by Citadel, dated September 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: September 3, 2009

/s/ Terence Yap
Name: Terence Yap
Title:   Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Tranche A Indenture by and among the Company, China Safetech Holdings Limited, and The Bank of New York Mellon, dated September 2, 2009.

4.2	Tranche B Indenture by and among the Company, China Safetech Holdings Limited, and The Bank of New York Mellon, dated September 2, 2009.

4.3

The Second Amended and Restated Investor Rights Agreement by and among the Company, China Safetech Holdings Limited, China Security & Surveillance Technology (PRC), Inc., and Citadel, dated September 2, 2009.

4.4	Waiver by Citadel, dated September 2, 2009.